UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 8, 2026

RISE GOLD CORP.
(Exact name of registrant as specified in its charter)

Nevada	000-53848	30-0692325
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

345 Crown Point Circle, Suite 600
 Grass Valley, California, United States 95945
 (Address of principal executive offices) (ZIP Code)

Registrant’s telephone number, including area code: (530) 271-0679

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b -2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

In its May 8, 2026 press release, Rise Gold Corp. ("Rise" or the "Company") announced that the Superior Court of California for the County of Nevada (the "Court") has denied the Company's Writ of Mandamus asking the Court to compel the Board of Supervisors of Nevada County to follow applicable law and grant Rise recognition of its vested right to operate the Idaho-Maryland Mine (the "I-M Mine").

The Court ruled that Rise met its burden to show that a constitutional right to mine the I-M Mine without a permit vested when Nevada County (the "County") established its zoning code in 1954.

The Court acknowledged further that the County has the burden of proving abandonment of the vested right by clear and convincing evidence. Yet, despite evidence offered by the Company of the directors' intentions to preserve the Company's vested mining rights and its right to mine in the future, the Court ruled that it "assigns minimal weight/value to the circumstantial evidence cited by Petitioner in support of its contentions." Deeming the Company's evidence to be circumstantial, the Court ruled that "the Idaho-Maryland Mine Corporation (Corporation) abandoned any vested mining right by no later than 1963."

The Company believes that multiple aspects of the Court's analysis were erroneous and plans to appeal the Court's ruling.

Additional details are provided in the news release issued by the Company on May 8, 2026, a copy of which is filed herewith as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits

Exhibit No	Description

99.1	Press release dated May 8, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  May 8, 2026

RISE GOLD CORP.

/s/ David Watkinson
David Watkinson
President and CEO